Investor Presentation April 2018 NASDAQ: MBFI EXHIBIT 99.2

2 Forward-Looking Statements When used in this presentation and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that the actual costs incurred from exiting our national residential mortgage origination business will be materially different from the estimated costs provided in this presentation, and the possibility that the actual changes in net interest income, mortgage origination revenue, mortgage servicing revenue, and non-interest expense each from the Mortgage Banking Segment resulting from the discontinuation of our national mortgage origination business will be materially different from the estimated changes provided in this presentation; (2) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (3) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (4) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (5) the quality and composition of our securities portfolio; (6) competitive pressures among depository institutions; (7) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (8) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of our national residential mortgage origination business, if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (9) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (10) fluctuations in real estate values; (11) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (12) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (13) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (14) our ability to realize the residual values of our direct finance,

3 Forward-Looking Statements – continued leveraged and operating leases; (15) our ability to access cost-effective funding; (16) changes in financial markets; (17) changes in economic conditions in general and in the Chicago metropolitan area in particular; (18) the costs, effects and outcomes of litigation; (19) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to H.R. 1, originally known as the “Tax Cut and Jobs Act,” or interpretations thereof by taxing authorities; (20) changes in accounting principles, policies or guidelines; (21) our future acquisitions of other depository institutions or lines of business; and (22) future goodwill impairment due to changes in our business, changes in market conditions, or other factors. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

4 Table of Contents 1. Company overview 2. Overview of core business segments 3. Company strategic priorities • Build a diversified bank with lower risk and consistently better returns than peers • Build a low-cost and stable funding base • Focus intensely on fee income • Invest in human talent • Proactively acquire companies that fit strategic objectives • Build a technology environment as an advantage in targeted areas 4. Non-GAAP disclosure reconciliations and footnotes

5 See notes on page 31. • Headquartered in Chicago, IL • Guided by six fundamental values – integrity, high performance, customer focus, mutual respect, open communications, and enthusiasm • Attractively positioned as a leading independent bank in Chicagoland • Commercial focus with a diversified loan portfolio by industry type and geography • Exceptional deposit franchise with 43% non-interest bearing deposits at March 31, 2018 and a low cost of funds • #8 deposit market share in Chicago MSA (June 2017)1, with branches predominantly located in key Cook and DuPage counties where the vast majority of Chicago’s middle-market companies are located • Diverse sources of recurring fee income with strong returns and limited capital requirements • Extensive track record of peer-beating operating performance • Received 2017 national Middle-Market Banking Excellence Awards in overall satisfaction and cash management from Greenwich Associates • Skilled at mergers and acquisitions Overview Branch Footprint – Chicago MSA1 County Rank Deposits (bn) Branches Market Share Cook 6 11.2$ 63 4.0% DuPage 7 1.8 13 4.5% Will, Kane, Lake, IL and Lake, IN NA 1.3 10 n/a Chicago MSA 8 14.3$ 86 3.6% MB Financial Overview

6 Overview of Core Business Segments

7 Three Business Segments Banking Segment • Largest segment with over $16bn in total assets at March 31, 2018 • Generates revenue from its lending, deposit gathering, and fee-based business activities, including asset based lending, treasury management, wealth management services, and card services • Relationship banking culture with experienced calling officers focused on middle-market and emerging middle-market companies • 86 branch footprint in the Chicago MSA Leasing Segment • Provides a full spectrum of lease and equipment finance solutions, and related services to a wide variety of businesses on a national basis • Significant source of fee income and asset growth Mortgage Banking Segment • In April 2018 we announced plans to exit our national residential mortgage origination business. Once fully phased in by 2019, this action is expected to increase our pre-tax income by approximately $7.7mn per quarter from the first quarter of 2018. Although we will stop reporting the mortgage business as a defined segment later in 2018, the operations remaining after transition are: • Servicing of residential mortgage loans, currently over $22 billion in Unpaid Principal Balance • Existing $1.4 billion residential real estate loan portfolio • Mortgage originations in greater Chicagoland area $161.9 $190.5 $211.1 $53.2 $57.4 80% 79% 87% 86% 86% 15% 11% 10% 11% 15% 5% 10% 3% 3% -1% -20% 0% 20% 40% 60% 80% 100%($10) $40 $90 $140 $190 $240 2015 2016 2017 1Q2017 1Q2018 Operating Earnings2 by Segment (mn) Banking Leasing Mortgage See notes on page 31.

8 National Presence We have been expanding our national business lines and now provide products and services across the United States and into Canada. See notes on page 31. Office locations Mortgage locations shown in insert and map reflect the mortgage footprint after completion of the previously announced discontinuation of the national residential mortgage origination business outside of the greater Chicagoland area.

Banking Segment – Commercial Banking

Business	Middle-market	Commercial Specialty	Commercial Real Estate	Lending to Leasing Companies	Asset-Based Lending
Customers	• Middle-market and emerging middle-market companies with revenues from $3 to $500 mn	• Specialized commercial areas such as healthcare and financial services • Includes capital markets and international banking	• Developers and investors whose projects are within Chicago area; will support established clients outside of Chicago area	• Independent leasing companies and institutional vendor finance companies throughout country	• National middle-market companies with sales from $25 to $500mn • Manufacturers, distributors, and select service companies
Loans	$4.5	$1.5	$1.8	$1.9	$1.1
Deposits	$2.2 $2.5	$0.5 $1.2	$0.1 $0.2	$0.1	$0.1

Primary Loan Products and Services	• Lines of credit
	• Treasury management and capital market services
	• Syndications
	• New market tax credit and ESOP financing plus deposit
		• Lending to health care and financial services providers
		• Payment and collection automation, reporting and fraud/risk tools
		• Derivatives and interest rate risk management, M&A advisory, trade services, and FX
			• Senior debt financing
			• Acquisition, bridge, and term financing
			• Lockbox/remote deposit
			• Syndications
			• Interest rate risk management
				• Non-recourse debt
				• Working capital loans
				• Treasury services
				• Equipment specialties
				  • Technology
				  • Healthcare
				  • Material handling
					• Revolving lines of credit supported by accounts receivable and inventory
					• Term loans supported by equipment and real estate
					• U.S. and Canada

■ Interest bearing ■ Non-interest bearing

9

Note: Business line financial data as of March 31, 2018

See notes on page 31.

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Banking Segment – Consumer, Wealth, Indirect Lending and Card

Business	Retail and Small Business Banking	Wealth Management	Indirect Lending	Prepaid and Credit Cards and Network Payments
Customers	• Consumers and businesses (with revenues < $10mn) that live and work near our banking centers	• Business owners, high net worth families, and foundations • Advises on $8.2 bn of client assets	• Motorcycle, RV, powersports, and marine dealers • One of the longest-running motorcycle programs in the country	• Retail and commercial customers • BIN Sponsorship relationships for program managers and Independent Sales Organizations
Loans	$0.4	$0.2	$0.7	$0.03
Deposits	$4.5 $1.3	$0.3	$0.0	$0.5
Products / Services	• Provides full suite of deposit products and cash management tools • MB Online and Mobile Banking • Financing and loans to small businesses • Mortgages	• Provides full spectrum of wealth management, trust, and investment services • Provides investment advice to community bank trust departments and independent trust companies • Generated $34.7mn of fee income in 2017	• Wide range of finance terms from 3 to 20 years to fit financial circumstances • Consistent credit decisions and direct communication with underwriters • 90% of loans in the portfolio have a 700 or higher FICO® score with the average being 757	• Wide selection of Mastercard® and Visa® debit, credit, and prepaid cards • Credit card rewards program • BIN sponsorship for prepaid card programs and merchant acquiring • Generated $18.6mn of fee income in 2017

■ Interest bearing ■ Non-interest bearing

10

Note: Business line financial data as of March 31, 2018

See notes on page 31.

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11 Leasing Segment Business Total Assets (3/31/2018) $0.4bn $0.3bn $0.7bn Target Audience (National) Middle-market companies and divisions of large companies Middle-market companies Middle-market to large companies Equipment Specialization Technology, Healthcare, and Material Handling Healthcare and Technology Transportation, Manufacturing, Marine, and Distribution Product Specialization Fair market value (FMV) lease products; reseller of third party maintenance contracts (primarily Cisco) FMV, purchase renewal option, and dollar out leases FMV, early buy out, TRAC, synthetic and dollar out leases, and traditional loans Direct Leasing Units (Leasing Segment) $60 $74 $70 $83 $20 $24 $0 $20 $40 $60 $80 $100 2014 2015 2016 2017 1Q2017 1Q2018 Lease Financing Fee Revenue (mn) Leasing Overview • Full spectrum of lease and equipment financing solutions and related services, including capital market syndication capability • Brokers third party equipment maintenance contracts and provides life-cycle asset management services • National customer base in diversified industries ranging from Fortune 1000 to middle-market companies and the Federal government See notes on page 31.

12 Leasing Segment – Direct Leasing Units See notes on page 31. • Leases are originated directly throughout the U.S. by our three leasing units, LaSalle Solutions, Celtic Equipment Finance, and MB Equipment Finance, which together form our Leasing Segment. LaSalle and Celtic are also customers of our Banking Segment and generally finance much of their equipment cost with internal debt. MB Equipment Finance funds 100% of its leases internally. • The lease portfolio is comprised of various types of equipment, including information technology, healthcare, material handling, general manufacturing distribution, and transportation equipment. • Lease income is recognized over the life of the lease so that at the end of the lease term the residual amount approximates the fair market value of the leased equipment. • MB’s leasing units offer a broad suite of lease products, which at the end of a lease term, may permit the lease to be renewed or extended or the equipment purchased or returned. • We also broker equipment maintenance contracts provided by third party vendors to our customers covering equipment leased from MB as well as other equipment owned or leased by our clients. Third party vendors are responsible for completing any maintenance covered by a maintenance contract. Maintenance contract revenue is presented, net of the related cost of sales paid to third party vendors, as part of Lease Financing Fee Income for financial statement purposes. • Balance sheet classification: Direct Finance and Leveraged Leases that transfer substantially all of the benefits and risk related to equipment owners are grouped with Lease Loans in the loan section. By contrast, for Operating Leases, the underlying equipment at cost and net of accumulated depreciation is reflected in Lease investments, net, which is part of other assets, and was $409mn at 3/31/2018, an increase of 30% from 3/31/2017. • Income statement classification: Interest income on Direct Finance and Leveraged Leases and accreted residual income on these leases are included in Interest Income. By contrast, Lease Payments on Operating Leases plus accreted residual income on these leases, less any depreciation expense on the equipment are included in Non-Interest Income as Lease Financing Fee Income. Proceeds received as a result of lease renewals and equipment sales less any residual investment in the lease results in a gain or loss that is also reflected in Lease Financing Fee Income.

13 Mortgage Banking Segment MSR Unpaid Principal Balance $22.4bn MSR Valuation 1.30% Residential Loan Portfolio (period end) $1.4bn Residential Loan Portfolio Yield 3.35% Mortgage Banking Highlights (1Q2018) Mortgage Banking Business Lines Originations In April 2018, we announced our intent to discontinue our national mortgage origination business, which includes all originations outside of our Chicagoland area footprint. As a result we expect to incur one-time pre-tax costs of approximately $37 to $41mn during the remainder of 2018 (starting in 2Q). Servicing Generates servicing fee income. MSR asset hedged to offset changes in fair value. Insurance and tax escrow balances provide good source of non-interest bearing deposits. Portfolio Loan portfolio consists primarily of retail-originated adjustable-rate residential real estate loans. $168 $238 $276 $292 $100 $150 $200 $250 $300 2015 2016 2017 1Q2018 MSR Asset Fair Value at Year-End (mn) See notes on page 31. 1Q2018 Actual Change 1Q2019 Estimated Net interest income post provision 10.5$ (3.3)$ 7.2$ Mortgage origination r venue 17.9 (16.9) 1.0 Mortgage servicing revenue 7.2 (1.2) 6.0 Non-interest expense 35.9 (29.1) 6.8 - Income before income taxes (0.4)$ 7.7$ 7.3$ Estimat d Recurring Quarterly Impact of Exiting National Mortgage Origination Business (mn)

14 Company Strategic Priorities

15 Company Strategic Priorities Priorities Results • Peer-leading risk-adjusted returns • 2017 Operating ROA of 1.08% was in the 80th percentile of our peer group • Add great customers, whether they borrow or not • Attract and retain low-cost and stable funding • Maintain strong liquidity and capital • Valuable deposit franchise • Low cost of funds • Grow high quality, recurring, and profitable fees • Emphasize leasing, specialty banking, cards, commercial deposit services, treasury management, and wealth management • Grow select fee businesses nationally • Key fee initiatives (excluding mortgage) are up 15.4% CAGR over the last 3 years • Lease financing revenue increased 15% in 1Q18 vs 1Q17 • Recruit and retain top talent • Offer strong training programs • Be an employer of choice • Very low turnover of “A” top-performing employees • Ranked in Top 25 among large employers in 2017 Chicago Tribune Top Workplaces • Skilled and disciplined acquirer • Long track record of successful integrations • Deposit enhancing and FDIC-assisted • Whole-bank acquisitions • Specialty finance acquisitions • Leverage cloud computing capabilities • Establish a culture of collaboration between development and operations • Increase speed of delivery of products and services • Improved service stability and resiliency • On demand server provisioning with robust disaster recovery capabilities • Predefined infrastructure costs to enable consistent, cost-effective deployments Build a diversified bank with lower risk and consistently better returns than peers Build a low-cost and stable funding base Focus intensely on fee income Invest in human talent Proactively acquire companies that fit strategic objectives Build a technology environment as an advantage in targeted areas See notes on page 31.

16 $3.5 $1.9 $4.8 $4.1 $2.1 $2.4 $0.5 $8.8 $9.7 $12.6 $13.8 $13.8 $0 $4 $8 $12 $16 2014 2015 2016 2017 1Q2018 Period End Loans Outstanding3 (bn) Acquisitions During Year Diversified Loan Portfolio Across Many Segments Loan Highlights Loan Diversification – March 31, 2018 • Approximately half of our loans are to borrowers or secured by properties outside of Illinois as of March 31, 2018 • Approximately 77% of our commercial and commercial real estate loans have floating rates of interest indexed to either LIBOR or Prime • Diversified lending activities including • Middle-market lending with specialty platforms such as health care and asset-based lending • Commercial and construction real estate • Lease lending with a national footprint • Consumer includes residential real estate and indirect motorcycle, powersports, RV, and marine lending Construction Consumer Lease CRE Middle- market 24.5% 4.8% 5.4% 6.2% 7.1% 16.7% 16.8% 18.5% 0% 10% 20% 30% All other (each < 5.0%) Transportation Services Healthcare/Pharmaceuticals Commercial Services Food, Beverage Mfg/Whlse Financials (except Banks) Materials/Commodities Equip, Machinery, Parts Mfg C&I Loans Outstanding Portfolio Mix 11.2% 11.8% 14.2% 18.5% 21.3% 23.1% 0% 10% 20% 30% Office Retail Multifamily Healthcare Industrial CRE Other CRE Loans Outstanding Mix by Collateral4 See notes on page 31.

17 Peer-leading Investment Securities Portfolio Returns Investment Securities Portfolio as of March 31, 20185 47.5% 50.2% 1.5% 0.9% Mortgage- backed securities Municipal bonds Corporate bonds Government sponsored agencies Weighted average tax equivalent yield 3.20% Portfolio duration 3.2 years Portion of portfolio invested in securities exempt from Federal income taxes 47% Percentile rank of investment portfolio 3-Year total return relative to peers6 94% Portfolio Highlights5 S curity Securities Available for Sale (fair value) Unrealized Gain (Loss), net on AFS Securities Held to Maturity (amortized cost) Total Investment Securities Portfolio5 AAA AA+, AA or AA- A+, A or A- BBB+, BBB or BB+ Not Rated State and p li ical subdivisions (municipal bonds)5 $ 367 $ 12 $ 874 $ 1,241 23% 66% 7% 0% 4% Mortgage-backed securities 1,251 (15) 59 1,310 Corporate bonds 38 (0) - 38 Government sponsored agencies and enterprises 23 (0) - 23 Totals $ 1,679 $ (3) $ 933 $ 2,612 Percent of portfolio 64% n/a 36% 100% Municipal Portfolio RatingsInvestment Securities Portfolio March 31, 2018 (mn) See notes on page 31.

18 Valuable Low Cost Deposit Franchise $9.0 $9.7 $12.1 $12.5 $12.5 $2.0 $1.8 $2.0 $2.5 $2.5 $11.0 $11.5 $14.1 $15.0 $15.0 $0 $3 $6 $9 $12 $15 $18 2014 2015 2016 2017 1Q18 Period End Deposits (bn) Low-cost deposits CDs Deposit Highlights • Valuable core deposit franchise, with low cost of deposits • Multiple business lines generate deposits including Retail, Commercial, Wealth Management, Treasury Management, Mortgage Servicing Escrow, and Prepaid Cards • Attractive deposit mix with peer-beating ratio of non-interest bearing deposits/total deposits of 43% and low reliance on CDs at 17% of total deposits 0.09% 0.27% 0.23% 0.53% 0.91% 1.30% 0.83% 1.65% 0.00% 0.50% 1.00% 1.50% 2.00% 1Q2017 2Q2017 3Q2017 4Q2017 1Q2018 Deposit Rates and 1-Month LIBOR Savings Money market & NOW CD's 1-Month LIBOR See notes on page 31.

19 Capital Planning 8.00% 10.00% 8.87% 10.69% 13.62% 0.0% 3.0% 6.0% 9.0% 12.0% 15.0% Tangible Common Equity to Tangible Assets Tier 1 Risk Based Capital Total Risk Based Capital Capital Ratios as of March 31, 2018 Bank Well Capitalized Requirement MBFI • Exceed regulatory well-capitalized requirements top priority • Reinvest in our business to support organic growth • Pay a regular dividend • Dividend payout ratio was 35% in 2016 and 23% in 2017 based on diluted earnings per common share • Current quarterly dividend of $0.24 per common share equates to an annualized yield of approximately 2.4%7 • Consider stock buy-backs when prior capital actions are not sufficient to utilize excess capital; $50mn stock buy-back completed in 2015 • Issued $200mn of 6.00% Series C Preferred Stock and $175mn of 4.00% fixed-to-floating rate bank-level subordinated notes in November 2017 • Used proceeds of Series C Preferred Stock issuance to redeem entire $100mn of 8.00% Series A Preferred Stock in February 2018 and $20mn of floating rate trust preferred securities in March 2018 • Acquisitions with an active and disciplined approach • 19 transactions completed since 2000 $0.52 $0.65 $0.74 $0.82 $0.19 $0.24 $1.86 $2.06 $2.34 $2.39 $0.60 $0.64 $0.00 $1.00 $2.00 $3.00 2014 2015 2016 2017 1Q2017 1Q2018 Diluted Operating Earnings and Dividends per Common Share Dividends Operating Earnings per Common Share Capital Deployment See notes on page 31.

Asset and Liability Beta

- The Company is exposed to basis risk in that various financial assets and liabilities are priced to several different market rates and indices that might not change at the same time or by the same magnitude.
- A typical industry convention to compute betas is based on changes in the Federal Funds Rate as the interest rate benchmark. This approach is certainly appropriate when looking at loan instruments that have floating rates indexed to the Prime Rate.
- However, the majority of our loans with floating rates are indexed to LIBOR. Moreover, our low cost deposits and FHLB advances tend to have a high correlation to LIBOR. For these reasons we are presenting our loan yields (excluding discount accretion) and cost of total deposits as compared to 1-Month LIBOR.
- We are well positioned for rising interest rates, with approximately 63% of our loans at March 31, 2018 having floating rates of interest. An immediate 25 basis point increase in interest rates is estimated to increase net interest income by $14mn.[8]
- And, as illustrated below, our loan betas tend to outperform our deposit betas.

Loan Yields, Total Deposit Costs, and 1-Month LIBOR Beta

	4Q2016	1Q2017	2Q2017	3Q2017	4Q2017	1Q2018
Loan yields (excluding discount accretion)	388 bps	395 bps	406 bps	417 bps	417 bps	433 bps
change		7 bps	11 bps	11 bps	0 bps	16 bps
Beta		30%	47%	66%	0%	49%
Cost of total deposits	21 bps	21 bps	25 bps	30 bps	36 bps	41 bps
change		1 bps	3 bps	5 bps	6 bps	5 bps
Beta		4%	15%	31%	62%	15%
1-Month LIBOR	60 bps	83 bps	106 bps	123 bps	133 bps	165 bps
change		23 bps	23 bps	17 bps	10 bps	32 bps

Source: 1-Month LIBOR Federal Reserve Bank of St. Louis

Note: All amounts are average for the quarter. Change may not sum due to rounding.

20

See notes on page 31.

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21 Focus on Fee Income • Lease financing, net includes fees related to equipment leases and brokering third party equipment maintenance contracts • Commercial deposit and treasury management fees include account management, payment systems access, information management, and fraud and risk mitigation • Wealth management fees include investment management, custody, personal trust, financial planning, and wealth advisory services for high net worth individuals • Card fees include debit, credit, and prepaid cards • Capital markets and international banking fees include derivatives and interest rate risk solutions, capital solutions, M&A advisory, real estate debt placement, trade services (letters of credit), export trade finance, and foreign exchange 41% 44% $139.7 $168.9 $186.4 $214.6 $52.4 $56.8 $0 $50 $100 $150 $200 $250 2014 2015 2016 2017 1Q2017 1Q2018 Key Fee Initiatives (excluding mortgage banking revenue) (mn) Lease financing, net Treasury management fees Wealth management fees Card fees Capital markets and international banking See notes on page 31.

22 Controlling Non-interest Expenses $146 $148 $150 $153 $157 $100 $120 $140 $160 $180 1Q17 2Q17 3Q17 4Q17 1Q18 Run-rate Non-interest Expense (mn) Non-interest Expenses • Selectively making investments to grow business lines (e.g., direct leasing, healthcare, payments etc.) and improve functionality and performance of core IT systems. • Commitment to exit our national residential mortgage origination business outside of the Chicagoland area is expected to reduce quarterly non-interest expense by approximately $26.5mn by the end of 2018. See notes on page 31. 1Q17 2Q17 3Q17 4Q17 1Q18 Core non-interest expense 155.1$ 158.4$ 158.8$ 163.8$ 164.2$ Less commissions 8.6 9.7 9.2 8.3 7.4 Less net loss (gain) recognized on OREO 0.6 0.7 0.1 (0.2) (0.1) Less non-repeatable 4Q17 expenses - - - 2.6 - Run-rate of non-interest expense 145.9$ 147.9$ 149.5$ 153.0$ 156.9$ Trend of Core and Run-rate of Non-interest Expense (mn)

23 Investing in Human Talent Strategies Priorities • Promote our diverse and dynamic work environment, progressive benefits, health and wellness offerings, and positive corporate culture • Leverage Top Workplace recognitions and Employee Resource Groups; such as adding a Veteran’s Employee Resource Group and growth in engagement with our Women’s Leadership Group • Use performance management to identify and reward high performers • Provide focused resources and development opportunities to accelerate personal growth and leadership skills • Promote robust professional development, training, and talent management offerings: • Onsite MBA programs and Tuition Reimbursement • 24-month rotational Leadership Development Program for recent college graduates • MB University – online training portal for regulatory and other training • Foster employee engagement through culture programs and activities that promote and reflect our corporate mission and values. Ensure corporate values consistently guide the organization. • Promote reinvesting in the community; for example, our key initiative MB on the Block: Education • Support employee-led groups that create and encourage a diverse and inclusive work place with senior leaders focused on attracting, retaining, and promoting top diverse talent • Ensure employees have the tools, resources, and training to be successful and to perform their jobs efficiently and effectively • Leverage technology to optimize employee communication and collaboration Recruit top talent Develop and retain our high performers Commitment to Learning & Development Maintain a strong corporate culture Value Technology We believe our people are our greatest asset. Our mission is to build a human capital foundation that attracts, develops, and retains a diverse and highly talented pool of employees and leaders who continuously advance MB Financial to a new level of excellence. We pursue this mission by actively demonstrating and living our core values: Integrity, High Performance, Customer Focus, Enthusiasm, Open Communication, and Mutual Respect. See notes on page 31.

24 MB’s Community Building Aligns With Our Values and Strategic Priorities MB on the Block: Education • MB Financial Charitable Foundation’s signature philanthropic initiative aimed at helping almost 1,000 low to moderate income high school students in Chicago secure livable wage employment by their mid-20s. • Initial focus on serving two Chicago Public High Schools: Gage Park and Wells Community Academy • Providing internship opportunities for high school students • Better education and employment outcomes for young people contributes to economically vibrant communities and enhances business opportunities for our clients, our neighborhoods, and for MB. MB on the Block Volunteer Day • Annual event where more than 500 employees volunteer at 20+ nonprofit organizations. • Volunteerism is an integral part of our corporate culture and contributes to MB attracting and retaining the best employees. Community Reinvestment • MB’s Community Development Corporation makes loans, investments, and charitable grants to strengthen and revitalize low to moderate income communities within the bank’s market areas. • Community reinvestment is consistent with our long-term core mission to provide value to our stockholders, customers, and employees and we’re proud to be a leader in addressing needs in the communities we serve. See notes on page 31.

Low-Risk, Strategically Aligned Acquisition Strategy

	Priorities	Targets
FDIC-Assisted Transactions 2009, 2010	• In-market (Chicago MSA) • Low-risk with FDIC guarantee • Accretive to earnings	• Heritage Community Bank • InBank • Benchmark Bank • Broadway Bank • New Century Bank
Deposit Franchise Enhancing FDIC-assisted Transaction 2009	• Acquired $1.6bn of low-cost core deposits • $47mn of loans acquired • Accretive to earnings with high IRR and low-risk with FDIC guarantee	CORUS BANK
Whole-Bank Acquisitions > $2.0bn in Assets 2006, 2014, 2016	• In-market • Complementary commercial focus • Source of experienced talent	FIRST OAK BROOK BANCSHARES American Chartered Bank TaylorCapitalGroup
Specialty Finance Acquisitions 2002, 2008, 2012, 2015	• National businesses • Expanded Leasing (Celtic and LaSalle Solutions) and Wealth Management (MSA Holdings and Cedar Hill) business lines • Enhanced fee income	Celtic Commercial Finance CEDAR HILL Wealth Management MSA Holdings LaSalle Solutions

Targeting attractive deposit institutions in or near the Chicago MSA with total assets > $1bn

25

See notes on page 31.

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26 Non-GAAP Disclosure Reconciliations and Footnotes

27 This presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, diluted operating earnings per common share, core non-interest income, core non-interest expense, non-core non-interest income, and non-core non-interest expense with net gains and losses on investment securities, net gains and losses on sale of other assets, gains and losses on extinguishment of debt, loss and recovery of low to moderate income real estate investments, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, branch exit and facilities impairment charges, prepayment fees on interest bearing liabilities, and contribution to MB Financial Charitable Foundation excluded from reported net income. These measures also include the ratio of tangible common equity to tangible assets. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons. Management believes that operating earnings, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods. Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the Company’s earnings release. The ratio of tangible common equity to tangible assets excludes acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible common equity and tangible assets. Management believes the presentation of this financial measure, excluding the impact of such items, provides a useful method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing a measure that excludes balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that this is a standard financial measure used in the banking industry to evaluate performance. The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Non-GAAP Disclosure Reconciliations

Non-GAAP Disclosure Reconciliations

The following table presents a reconciliation of net income to operating earnings:

Operating Earnings
(mn)

	Years Ended December 31,				Three Months Ended March 31,	
	2014	2015	2016	2017	2017	2018
Net income, as reported	$ 86.1	$ 158.9	$ 174.1	$ 304.0	$ 54.5	$ 56.8
Non-core item adjustments						
Net losses (gains) on investment securities	2.5	0.2	(0.4)	(0.6)	(0.2)	0.2
Net losses (gains) on sale of other assets	(3.5)	0.0	0.8	2.3	0.1	0.4
Loss (gain) on extinguishment of debt	(1.9)	-	-	-	-	3.1
Loss (recovery) on low to moderate income real estate investments	2.1	-	-	(1.7)	-	-
Merger related and repositioning expenses	45.4	5.5	23.7	9.1	0.3	0.6
Restructuring severance charge	-	-	-	0.8		
One-time bonuses	-	-	-	2.7		
Branch exit and facilities impairment charges	-	-	0.2	1.8	-	-
Prepayment fees on interest bearing liabilities	-	0.1	-	-	-	-
Contribution to MB Financial Charitable Foundation	3.3	-	4.0	7.5	-	-
Total non-core items	$ 48.0	$ 5.8	$ 28.2	$ 22.0	$ 0.2	$ 4.3
Income tax expense on non-core items	13.7	2.8	10.1	8.6		1.2
Income tax expense - other	-	-	-	106.3	1.5	2.5
Income tax benefit on adopting new stock-based compensation guidance	-	-	1.8	-	-	-
Operating earnings	$ 120.3	$ 161.9	$ 190.5	$ 211.1	$ 53.2	$ 57.4
Dividends on preferred shares	(4.0)	(8.0)	(8.0)	(8.0)	(2.0)	(3.1)
Operating earnings available to common stockholders	$ 116.3	$ 153.9	$ 182.5	$ 203.1	$ 51.2	$ 54.3
Diluted earnings per common share - as reported	$ 1.31	$ 2.02	$ 2.13	$ 3.49	$ 0.62	$ 0.81
Impact of non-core items, net of tax	0.55	0.04	0.21	(1.10)	(0.02)	0.01
Impact of return from preferred stockholders redemption	-	-	-	-	-	(0.18)
Diluted operating earnings per common share	$ 1.86	$ 2.06	$ 2.34	$ 2.39	$ 0.60	$ 0.64

28

29 2014 2015 2016 2017 2017 2018 Banking Segment: Net income - as reported $ 60.3 $ 125.8 $ 134.6 $ 180.9 $ 47.0 $ 46.6 Non-core i tems, net of tax 34.2 3.0 16.4 4.2 (1.4) 2.6 Operating earnings $ 94.5 $ 128.7 $ 151.0 $ 185.0 $ 45.6 $ 49.1 Leas ing Segment: Net income - as reported $ 20.5 $ 25.2 $ 20.6 $ 85.9 $ 5.9 $ 11.1 Non-core i tems, net of tax - - - 65.3 - (2.5) Operating earnings $ 20.5 $ 25.2 $ 20.6 $ 20.6 $ 5.9 $ 8.6 Mortgage Banking Segment: Net income - as reported $ 5.3 $ 8.0 $ 18.9 $ 37.3 $ 1.7 $ (0.9) Non-core i tems, net of tax - - - 31.8 - 0.6 Operating earnings $ 5.3 $ 8.0 $ 18.9 $ 5.5 $ 1.7 $ (0.3) Operating Earnings (mn) Years Ended December 31, Three Months Ended March 31, The following table presents a reconciliation of net income to operating earnings for our operating segments: Non-GAAP Disclosure Reconciliations

30 Non-GAAP Disclosure Reconciliations The following table reconciles tangible assets to total assets (mn): March 31, 2014 2015 2016 2017 2018 Total assets - as reported $ 14,602 $ 15,585 $ 19,302 $ 20,087 $ 20,168 Less: goodwill 711 725 1,001 1,004 1,004 Less: other intangible assets, net of tax benefit 25 29 41 40 39 Tangible assets $ 13,866 $ 14,831 $ 18,260 $ 19,043 $ 19,125 December 31, The following table reconciles tangible common equity to common stockholder’s equity (mn): March 31, 2014 2015 2016 2017 2018 Common stockholders' equity - as reported $ 1,913 $ 1,972 $ 2,464 $ 2,700 $ 2,740 Less: goodwill 711 725 1,001 1,004 1,004 Less: other intangible assets, net of tax benefit 25 29 41 40 39 Tangible common equity $ 1,177 $ 1,218 $ 1,422 $ 1,656 $ 1,697 December 31,

31 Footnotes 1. Source: FDIC as of June 30, 2017. 2. Operating earnings is defined as net income as reported less non-core items, net of tax. Non-core items do not pertain to our core business operations. 3. Excludes purchased credit-impaired loans. 4. The portion of commercial real estate (CRE) loans that are owner-occupied was approximately 31% ($1.3bn) at 3/31/2018. In the chart on slide 16, CRE other includes commercial property and land loans. 5. Excludes marketable equity securities and non-marketable FHLB and FRB stock. The Company has no direct exposure to the State of Illinois in its investment securities portfolio, but approximately 19% of the state and political subdivisions municipal bonds consisted of securities issued by municipalities located in Illinois as of March 31, 2018. 6. Source: Performance Trust Capital Partners. Peer set is all US Banks and excludes credit unions. Total 3 year portfolio average annual return of 2.99% (as of 4Q2017) ranks in 94th percentile of peer set. 7. Based on March 29, 2018 closing stock price of $40.48. 8. Net interest income sensitivity to interest rate changes reflects changes in the composition of interest earning assets and interest bearing liabilities, related interest rates, repricing frequencies, and the fixed or variable characteristics of the interest earning assets and interest bearing liabilities. The changes in net interest income incorporate the impact of loan floors as well as shifts from low-cost deposits to higher cost certificates of deposit in a rising rate environment. The assumptions used in our interest rate sensitivity simulation are inherently uncertain. Amount is pre-tax impact.